Exhibit 32
LOUISIANA-PACIFIC CORPORATION
1610 West End Ave, Suite 200
Nashville, TN 37203
(615) 986-5600
February 17, 2026
Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:    Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Ladies and Gentlemen:
Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the annual report on Form 10-K of Louisiana-Pacific Corporation (the “Company”) for the fiscal year ended December 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, that, to such officer’s knowledge:
(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

/s/ W. Bradley Southern
Name: W. Bradley Southern Title: Chief Executive Officer

/s/ Alan J.M. Haughie
Name: Alan J.M. Haughie Title: Executive Vice President and Chief Financial Officer
A signed original of this written statement required by Section 906 has been provided to Louisiana-Pacific Corporation and will be retained by Louisiana-Pacific Corporation and furnished to the Securities and Exchange Commission or its staff upon request.